Exhibit 10.20

EMPLOYMENT AGREEMENT

      THIS AGREEMENT made this 31st day of December, 2004 is by and between CABG Medical, Inc., a Minnesota Corporation (the “Company”), and Manuel A. Villafana, a resident of the State of Minnesota (the “Employee”).

      WHEREAS, the parties wish to provide for the employment of the Employee by the Company; and

      WHEREAS, the Company desires reasonable protection of its confidential business and technical information, which has been and will be acquired, and is being developed by the Company, at substantial expense.

      NOW, THEREFORE, in consideration of mutual promises contained herein, the Company and the Employee, each intending to be legally bound, agree as follows:

      1. Employment. Subject to all of the terms and conditions of this Agreement, the Company agrees to employ the employee as Chairman of the Board and CEO and the Employee accepts this employment.

      2. Duties. The Employee will make the best use of his/her energy, knowledge and training in advancing the Company’s interest. He/she will diligently and conscientiously perform the duties of Chairman of the Board and CEO for the Company, as such duties may be defined by the Company’s Board of Directors and such other tasks as may from time to time be reasonably required to further the growth of the Company. The Employee will make every effort to avoid using any trade secrets or confidential information that he/she may have in his/her possessions from any previous employer. Employee’s work will be confined to new developments created at the Company or in the public domain. This will help to avoid any conflict with Employee’s previous employers.

      3. Term. Unless terminated at an earlier date in accordance with the provisions of this Agreement, the term of Employee’s services hereunder shall commence on the date of this Agreement and shall terminate on 1 April 2008. The Company may terminate the relationships created by this Agreement upon 60 days notice to Employee if such termination is without cause (as defined below), and with no notice if such termination is for cause. If termination is without cause, Employee’s base salary will continue for the entire term of this Agreement as defined in Section 4(a) of this Agreement.

      As used in this Agreement, the term “Cause” shall be defined as (i) Employee’s breach of any of his material duties or obligations under this Agreement, which breach is not corrected within 30 days of receipt of written notice thereof by Employee from the Company’s Board of Directors, (ii) embezzlement or other misappropriation of property of the Company, or (iii) conviction of a felony offense or gross misdemeanor. No termination of the relationship created by this Agreement shall relieve Employee of his duties under Sections 5, 6 and 7 hereof.

Exhibit 10.20

      4. Compensation.

     (a) Salary. The Company shall pay the Employee a salary of $247,500 annually ($9,519.23 biweekly).

     (b) Benefits. The Employee will be entitled to participate in benefit plans which may be established by the Board of Directors of the Company.

     (c) Expenses. The Company, shall reimburse the Employee for all ordinary and necessary business expenses the Employee incurs while performing his/her duties under this Agreement, provided that the Employee accounts properly for such expenses to the Company in accordance with the general corporate policy of the Company as determined by the Company’s Board of Directors and in accordance with the requirements of Internal Revenue Service regulations relating to substantiation of expenses.

     (d) Bonuses. Employee shall be eligible to receive discretionary bonuses in addition to his base salary as and when determined by the Board of Directors of the Company during the term of this Agreement.

      5. Inventions.

     (a) “Inventions,” as used in this Section 5, means any discoveries, designs, improvements or software (whether or not they are in writing or reduced to practice) or works of authorship (whether or not they can be patented or copyrighted) that the Employee makes, authors or conceives (ether alone or with others) and that:

     (i) concern directly the Company’s products, research or development;

     (ii) result from any work the Employee performs for the Company; or

     (iii) use the Company’s equipment, facilities, or trade secret information.

     (b) The Employee agrees that all Inventions he/she makes during the term of this Agreement will be the sole and exclusive property of the Company. The Employee will, with respect to any such Invention:

     (i) keep current, accurate, and complete records, which will belong to the Company and be kept and stored on the Company’s premises while the Employee is employed by the Company;

Exhibit 10.20

     (ii) promptly and fully disclose the existence and describe the nature of the Invention to the Company and in writing (and without request);

     (iii) assign (and the Employee does hereby assign) to the Company all of his/her rights to the Invention, and applications he/she makes for patents or copyrights in any country, and any patents or copyrights granted to him/her in any country; and

     (iv) acknowledge and deliver promptly to the Company any written instruments, and perform any other reasonable acts necessary in the Company’s opinion and at its expense to preserve property rights in the Invention against forfeiture, abandonment, or loss and to obtain and maintain letters, patents and/or copyrights on the Invention and to vest the entire right and title to the Invention in the Company, provided that the Employee makes no warranty or representation to the Company as to rights against third parties hereunder.

     (c) The requirements of this subsection 5(b) do not apply to an Invention for which no equipment, facility, or trade secret information of the Company was used and which was developed entirely on the Employee’s own time, and which:

     (i) does not relate directly to the Company’s business or to the Company’s actual research or development; and

     (ii) does not result from any work the Employee performed for the Company. Except as previously disclosed to the Company in writing, the Employee does not have and will not assert any claims to or rights under any Inventions as having been made, conceived, authored, or acquired by the Employee prior to his/her employment hereunder.

      6. Confidential Information.

     (a) “Confidential Information,” as used in this Section 6, means information that is not generally known and that is proprietary to the Company or that the Company is obligated to treat as proprietary. This information includes, without limitation:

     (i) trade secret information about the Company and its products or services;

     (ii) “Inventions,” as defined in subsection 5(a) above;

     (iii) information concerning the Company’s business, as the Company has conducted it or as it may conduct it in the future; and

     (iv) information concerning any of the Company’s past, current, or possible future products, including (without limitation) information about the

Exhibit 10.20

     Company’s research, development, engineering, purchasing, manufacturing, servicing, finances, marketing or selling.

Any information that reasonably can be expected to be treated as Confidential Information will be presumed to be Confidential Information (whether the Employee or other originated it and regardless of how he/she obtained it).

     (b) Except as required in his/her duties to the Company, the Employee will not, during his/her employment and for all times after termination of his/her employment with the Company, use or disclose Confidential Information to any person not authorized by the Company to receive it, excluding Confidential Information:

     (i) which becomes publicly available by a source other than the Employee;

     (ii) which is received by the Employee after termination of his/her employment hereunder from a source who did not obtain the information directly or indirectly from employees or agents of the Company; or

     (iii) for which disclosure thereof the Company has consented in writing. When the Employee’s employment with the Company ends, he/she will promptly turn over to the Company all records and any compositions, articles, devices, apparatus and other items that disclose, describe, or embody Confidential Information including all copies, reproductions, and specimens of Confidential Information in his/her possession regardless of who prepared them.

      7. Post-employment, Consulting and Competitive Activities. Employee agrees that during his employment with the Company and for a minimum period of two (2) years, extendable automatically up to five (5) years in one (1) year increments unless terminated by the Company with a sixty (60) day notice prior to end of current consulting year, after his employment with the Company ends:

     (a) He will not alone, or in any capacity with another firm,

          (i) directly or indirectly engage in any commercial activity that is competitive with any of the Company’s business in which Employee participated while he was employed by the Company or any affiliate thereof, nor will he participate in the management or operation of, or become a significant investor in, any venture or enterprise of whatever kind as a principal, officer, director, employee, representative, agent or shareholder of any entity whose business is the design, development, production, marketing, or servicing of any product or service competitive with the business of the Company as it exists at the time his employment with the Company or any affiliate thereof is terminated;

Exhibit 10.20

          (ii) solicit or in any way interfere or attempt to interfere with the Company’s relationships with any of its current or potential customers; or

          (iii) employ or attempt to employ any of the Company’s employees on behalf of any other entity competing with the Company provided that, nothing in this Section 7 shall restrict Employee’s employment by or association with any entity, venture or enterprise which engages in a business with a product or service competitive with any product or service of the Company so long as the following conditions are complied with: (A) Employee’s employment or association with such entity, venture or enterprise is limited to work which does not involve or relate to the design, development, production, marketing or servicing of a product or service which is directly competitive with any product or service of the company; and (B) Employee takes reasonable measures to ensure that his employer does not involve Employee with or consults Employee in any aspect of the design, development, production, marketing or servicing or such competitive product or service and, provided further, that if the Company is purchased or acquired in a merger or similar transaction, the provisions of this Section 7(a) shall apply only to Employee’s engaging in activities competitive with the business in which the Company was engaged prior to any such purchase or merger and such provisions shall not be deemed to prohibit Employee from competing with any other aspects of the business of any purchasing or acquiring person.

     (b) He will, prior to accepting employment with any new employer, inform that employer of this Agreement and provide that employer with a copy of Section 7 of this Agreement, provided that he reasonably believes this new position is or may be contrary to this Agreement.

     (c) To compensate for the restrictions and consulting contained in this Section 7, the Company will make a monthly payment to Employee commencing with the first month after termination of employment and continuing until such restrictions expire. The amount paid shall be Employee’s monthly base salary at the time of any termination of Employee’s employment with the Company adjusted annually to the CPI index. During the course of this Agreement, Employee shall remain a participant in the Company’s medical benefits plan which premiums are paid by the Company except for the contribution required of the employee/consultant, which shall remain Employee’s responsibility. Employee hereby agrees to accept such payment, and acknowledges that such payment, as well as other consideration received in the course of his employment, is sufficient consideration for the restrictions contained in this Section 7. Employee agrees that upon acceptance of such payment, the Company shall have no further liability to Employee and such payment shall, subject to the limitation described below, constitute a release by Employee of all claims and liabilities against the Company arising from this employment. The Company agrees that it shall make a good faith effort to settle any employment-related claims by Employee prior to making the first payment due under this Section 7(c).

     (d) He will consult on non-confidential Company matters with the Board of Directors at their request on a limited time basis not to exceed 20 hours per month.

Exhibit 10.20

      8. Conflicting Business. Unless prior written approval is obtained from the Company’s Board of Directors or an appropriate committee of the Board, the Employee agrees that he/she will not transact business with the Company personally, or as agent, owner, partner, or shareholder of any other entity. The Employee further agrees that he/she will not engage in any business activity or outside employment that may be in conflict with the Company’s proprietary or business interests.

      9. No Adequate Remedy. The Employee understands that if he/she fails to fulfill his/her obligations under Sections 5, 6, 7 or 8 of this Agreement, the damages to the Company would be very difficult to determine. Therefore, in addition to any other rights or remedies available to the Company at law, in equity or by statute, the Employee hereby consents to the specific enforcement of Sections 5, 6, 7 or 8 of this Agreement by the Company through an injunction or restraining order issued by any appropriate court.

      10. Miscellaneous.

     (a) Successors and Assigns. This Agreement may not be assigned by the Employee, except as provided in the next sentence. This Agreement may not be assigned by the Company without the Employee’s consent, which consent shall not be unreasonably withheld. In any event, the Company may assign this Agreement without the consent of the Employee in connection with a merger, consolidation, assignment, sale or other disposition of substantially all of its assets or business or the assets or business of a division of the Company.

     (b) Modification. This Agreement may be modified or amended only by a writing signed by each of the parties hereto.

     (c) Governing Law. The laws of the State of Minnesota shall govern the validity, construction, and performance of this Agreement.

     (d) Construction. Wherever possible, each provision of this Agreement shall be interpreted so that it is valid under applicable law. If any provision of this Agreement is to any extent invalid under applicable law in any jurisdiction, that provision shall still be effective to the extent it remains valid. The remainder of this Agreement also shall continue to be valid, and the entire Agreement shall continue to be valid in other jurisdictions.

     (e) Non-Waiver. No failure or delay by any of the parties hereto in exercising any right or remedy under this Agreement shall waive any provision of this Agreement. Any single or partial exercise by either of the parties hereto of any right or remedy under this Agreement shall not preclude the party from otherwise or further exercising its rights or remedies, or any other rights or remedies granted by any law or any related document.

Exhibit 10.20

     (f) Captions. The headings in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

     (g) Notices. All notices and other communications required or permitted under this Agreement shall be in writing and hand delivered or sent by registered first-class mail, postage prepaid. Such notices and other communication shall be effective upon receipt if hand delivered and shall be effective five (5) business days after mailing if sent by mail to the following addresses, or such other addresses as either party shall have notified the other party:

If to the Company:

CABG Medical, Inc.
14505 21st Avenue North, Suite 212
Minneapolis, MN 55447

If to the Employee:

Manuel A. Villafana
14505 21st Avenue North, Suite 212
Minneapolis, MN 55447

      IN WITNESS WHEREOF, The Company and the Employee have executed this Agreement as of the date first above written.

By:	/s/ John L. Babitt	Employee:	/s/ Manuel A. Villafana

Title:	President